EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------

The Board of Directors
Celsion Corporation
Columbia, Maryland

         We hereby consent to the inclusion of our report dated October 20, 2000 relating to the statements of financial condition of Celsion Corporation (the "Corporation") as of September 30, 2000 and 1999 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2000 in the Corporation's Form 10-K for the year ending September 30, 2000 to be filed with the Securities and Exchange Commission.

                                                          /s/ Stegman & Company
                                                          ---------------------
                                                              Stegman & Company
Baltimore, Maryland
December 20, 2000
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